Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                                   John Long, Chief Financial Officer

Innovative Solutions & Support, Inc.

(610) 646-0350

Innovative Solutions & Support, Inc. Announces Fiscal 2010

Third Quarter Financial Results

Revenue $7.8 million; Operating Income $1.6 million; Operating cash flow $2.4 million

Exton, PA.  — July 28, 2010 — Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced its financial results for the fiscal 2010 third quarter ending June 30, 2010.

Revenue in the third quarter improved over the immediately preceding quarter, increasing to $7.8 million from $5.4 million, and up incrementally from the third quarter of fiscal 2009.  Operating income in the third quarter was $1.6 million, up 57% from the fiscal 2009 third quarter and up on a sequential basis from an operating loss in the second quarter of the current fiscal year.  For the third quarter, the Company reported net income of $1.39 million, or $0.08 per fully diluted share, up from net income of $1.25 million, or $0.07 per diluted share, in the third quarter of fiscal 2009 and up sequentially from a net loss of ($746,000), or ($0.04) per share in the second quarter of fiscal 2010.  Cash flow from operations in the quarter was $2.4 million compared to $1.9 million in the comparable prior year quarter, an increase of 26%.

“We are pleased to report improvement in top and bottom line performance in the quarter, despite the continued sluggish economy.” said Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. “Our margins in the quarter were up from the year ago period on incrementally higher revenues. The increase is attributable to both the operating leverage of the Company’s business model and the delivery of products with increased functionality.  During the quarter, we generated positive operating cash flow and increased our backlog.”

The company continues to have a strong balance sheet with cash of $38.0 million and virtually no debt.  Backlog as of June 30, 2010 was $39.2 million compared to $35.0 million at March 31, 2010, an increase of $4.2 million.

Nine Month Results

Revenues were $17.8 million for the first three quarters of 2010 compared to $28.8 million for the nine months ended June 30, 2009.  For the nine months ended June 30, 2010, the net loss was ($502,906) or ($.03) per share compared to net income of $4.4 million or $0.26 per fully diluted share for the nine months ended June 30, 2009.   Cash flow from operations was $2.6 million for the nine months ended June 30, 2010 compared to $4.6 million for the prior year comparable period.

Roman Ptakowski, President of ISSC, added, “Both our backlog and new opportunities are growing as our flat panel display Cockpit/ IP™ gets qualified on an ever increasing range of general aviation, commercial air transport, and military aircraft.  New product enhancements, such as RNP (Required Navigation Performance), are finding a strong reception in the market.  We are also seeing some increase in the demand for our air data products.  Our strategy continues to be growing both our top and bottom line by continually improving the performance and functionality of our Flat Panel Display System. It is a cost effective solution for improved cockpit safety and situational awareness.”

Business Outlook

We will continue to be profitable and generate positive operating cash flow in the 4th quarter.  Our ability to provide specific targets and ranges remains difficult as a result of the current economic climate.  We will provide additional commentary during our earnings conference call.

The Company will be hosting a conference call Thursday, July 29, 2010 at 10:00 AM EDT to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 888-220-8474. The conference ID# is 1410569. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pennsylvania, Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheet

(unaudited)

	June 30,	September 30,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$38,019,536	$35,565,694
Accounts receivable, net	3,909,442	6,188,706
Inventories	5,002,468	5,306,985
Deferred income taxes	450,113	503,993
Prepaid expenses and other current assets	980,120	1,227,413

Total current assets	48,361,679	48,792,791

Property and equipment, net	7,915,716	8,343,701

Other assets	237,720	399,520

Total Assets	$56,515,115	$57,536,012

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	991,504	1,207,990
Accrued expenses	2,268,420	2,785,560
Deferred revenue	145,125	164,856

Total current liabilities	3,414,957	4,168,314

Long-term portion of capitalized lease obligations	18,490	26,991
Deferred revenue	21,714	60,792
Deferred income taxes	579,089	642,651
Other liabilities	168,464	238,522

Total Liabilities	4,202,714	5,137,270

Commitments and contingencies	—	—

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at June 30, 2010 and September 30, 2009	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,236,759 and 18,206,839 issued at June 30, 2010 and September 30, 2009	18,236	18,207

Additional paid-in capital	46,900,432	46,462,135
Retained earnings	24,658,373	25,161,276
Treasury stock, at cost, 1,476,000 and 1,470,510 shares at June 30, 2010 and September 30, 2009, respectively	(19,264,640)	(19,242,876)

Total Shareholders’ Equity	52,312,401	52,398,742

Total Liabilities and Shareholders’ Equity	$56,515,115	$57,536,012

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2010	2009	2010	2009

Sales	$7,813,816	$7,759,300	$17,794,012	$28,800,372

Cost of Sales	3,010,810	3,621,045	8,790,079	14,093,831

Gross Profit	4,803,006	4,138,255	9,003,933	14,706,541

Operating expenses:
Research and development	1,274,872	1,287,397	3,844,282	4,178,585
Selling, general and administrative	1,938,411	1,840,571	5,965,876	6,471,958
Total operating expenses	3,213,283	3,127,968	9,810,158	10,650,543

Operating income (loss)	1,589,723	1,010,287	(806,225)	4,055,998

Interest income	69,164	62,594	119,774	360,907
Interest expense	(562)	(19,798)	(1,840)	(74,513)
Other income	—	—	50,000	50,073

Income (loss) before income taxes	1,658,325	1,053,083	(638,291)	4,392,465

Income tax expense (benefit)	270,293	(199,228)	(135,385)	(30,762)

Net income (loss)	$1,388,032	$1,252,311	$(502,906)	$4,423,227

Net income (loss) per Common Share
Basic	$0.08	$0.07	$(0.03)	$0.26
Diluted	$0.08	$0.07	$(0.03)	$0.26

Weighted Average Shares Outstanding
Basic	16,760,759	16,727,269	16,752,973	16,727,269
Diluted	16,799,157	16,750,308	16,752,973	16,746,631